Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-62829) of Burlington Northern Santa Fe Corporation of our report dated June 28, 2005 relating to the financial statements of the BNSF Railway Company 401(k) Plan for TCU Employees (formerly known as The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Fort Worth, Texas

June 28, 2006